Exhibit 99.1
Biodel Reports First Quarter Fiscal Year 2010 Financial Results
Conference Call Today at 4:30 PM EST
DANBURY, Conn., February 4, 2010 – Biodel Inc. (Nasdaq: BIOD) today reported financial results for the first fiscal quarter ended December 31, 2009.
First Quarter Financial Results
Biodel reported a net loss for the quarter ended December 31, 2009 of $11.1 million, or $0.47 per share, compared to a net loss of $10.0 million, or $0.42 per share, for the quarter ended December 31, 2008.
Research and development expenses were $8.8 million for the three months ended December 31, 2009, compared to $8.0 million for the same period in the prior year. The increase in research and development expenses was primarily due to regulatory, personnel and consulting expenses which were offset by reductions in clinical fees as patients completed the Phase 3 extension trials for VIAject®.
General and administrative expenses totaled $2.4 million for the three months ended December 31, 2009, compared to $2.3 million for the same period in the prior year. The increase in general and administrative expenses was primarily attributable to increased personnel costs.
Expenses for the quarter ended December 31, 2008 and 2009 include $1.2 million and $1.3 million, respectively, in stock-based compensation expense related to options and restricted stock units granted to employees and non-employees.
Biodel did not recognize any revenue during the quarter ended December 31, 2008 or 2009.
At December 31, 2009, Biodel had cash and cash equivalents of $39.6 million and approximately 23.9 million shares of common stock outstanding.
Business Review
In December 2009, Biodel submitted a new drug application (NDA) to the U.S. Food and Drug Administration (FDA) seeking approval to market VIAject® as a treatment for diabetes. We expect a decision from the FDA as to whether to accept the NDA for review by early March. Biodel is continuing to work with Wockhardt Ltd. to develop a disposable injection pen for use with VIAject®, which Biodel plans to submit to the FDA as a supplement to the NDA.
As part of Biodel’s ongoing development and commercialization efforts, the company recently presented the results of the VIAject® clinical program to advisory boards comprised of payors, physicians and medical opinion leaders. Biodel plans to present its clinical findings at the Advanced Technologies & Treatments for Diabetes in Basel Switzerland this February.

Additional abstracts on Biodel’s product candidates have been submitted to other professional societies, including the American Diabetes Association, and will be announced after they have been accepted for presentation.
Recently, Biodel conducted a review of its research and development programs and determined that it will focus on products to treat diabetes and discontinue its work in osteoporosis. The company’s product development pipeline now reflects this shift in strategy and, in addition to VIAject®, includes four diabetes product candidates: a sublingual prandial insulin (VIAtab™); a customized basal insulin; a smart basal insulin; and a stable glucagon.
Conference Call and Webcast Information
Biodel’s senior management will host a conference call on February 4, 2010 beginning at 4:30 p.m. Eastern Standard Time to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing 1-888-812-8595 (United States) or 1-913-312-0957 (international). To access the call by live audio webcast, please log on to the investor section of the company’s website at www.biodel.com. An archived version of the audio webcast will be available at Biodel’s website.
About Biodel Inc.
Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for endocrine disorders such as diabetes. Biodel’s product candidates are developed using VIAdelTM technology, which reformulates existing FDA-approved peptide drugs. For further information regarding Biodel, please visit the company’s website at www.Biodel.com.
Safe-Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, our ability to have our VIAject® NDA accepted for filing by the FDA; our ability to secure FDA approval for VIAject® and our other product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; our ability to market, commercialize and achieve market acceptance for product candidates developed using our VIAdel™ technology, particularly

VIAject®; the progress or success of our research, development and clinical programs and the initiation and completion of our clinical trials; the FDA’s findings regarding data anomalies observed in India in our Phase 3 clinical trial of VIAject® for patients with Type 1 diabetes; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; our estimates of future performance; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of those collaborations after consummation, if consummated; the rate and degree of market acceptance and clinical utility of our products; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our Annual Report on Form 10-K for the year ended September 30, 2009. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

Biodel Inc.
(A Development Stage Company)
Balance Sheets
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2009	2009
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$54,640	$39,551
Taxes receivable	752	759
Other receivables	—	1,406
Prepaid and other assets	482	1,030

Total current assets	55,874	42,746
Property and equipment, net	3,695	3,490
Intellectual property, net	56	55

Total assets	$59,625	$46,291

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Accounts payable	$1,007	$1,613
Accrued expenses:
Clinical trial expenses	5,647	1,288
Regulatory	359	1,214
Payroll and related	1,117	614
Accounting and legal fees	325	292
Severance	183	96
Other	284	199
Income taxes payable	165	155

Total current liabilities	9,087	5,471
Commitments
Stockholders’ equity:
Preferred stock, $.01 par value; 50,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 23,803,672 and 23,883,612 issued and outstanding	238	239
Additional paid-in capital	176,764	178,193
Deficit accumulated during the development stage	(126,464)	(137,612)

Total stockholders’ equity	50,538	40,820

Total liabilities and stockholders’ equity	$59,625	$46,291

Biodel Inc.
(A Development Stage Company)
Condensed Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

			December 3,
			2003
	Three months ended		(inception) to
	December 31,		December 31,
	2008	2009	2009
Revenue	$—	$—	$—
Operating expenses:
Research and development	8,035	8,754	98,805
General and administrative	2,281	2,417	39,062

Total operating expenses	10,316	11,171	137,867

Other (income) and expense:
Interest and other income	(242)	(5)	(5,494)
Interest expense	—	—	78
Loss on settlement of debt	—	—	627

Operating loss before tax benefit	(10,074)	(11,166)	(133,078)
Tax benefit	(50)	(18)	(526)

Net loss	(10,024)	(11,148)	(132,552)
Charge for accretion of beneficial conversion rights	—	—	(603)
Deemed dividend — warrants	—	—	(4,457)

Net loss applicable to common stockholders	$(10,024)	$(11,148)	$(137,612)

Net loss per share — basic and diluted	$(0.42)	$(0.47)

Weighted average shares outstanding — basic and diluted	23,706,148	23,848,855

          BIOD-G
          Contact:
          The Trout Group LLC
          Seth D. Lewis, +1 617-583-1308